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                                                                     EXHIBIT 5.1



                  [Brobeck, Phleger & Harrison, LLP Letterhead]



                                October 25, 1999



Calpine Corporation
50 West San Fernando Street
San Jose, CA 95113

Ladies and Gentlemen:

        We have acted as counsel to Calpine Corporation, a Delaware corporation (the "Company") in connection with the registration, pursuant to a Registration Statement of Form S-3 (File No. 333-87427) filed with the Securities and Exchange Commission (the "Commission") on September 20, 1999, as amended by Amendment No. 1 filed with the Commission on October 6, 1999 and Amendment No. 2 filed with the Commission on October 25, 1999 (collectively, the "Registration Statement"), of the Company and Calpine Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust") under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to 6,900,000 shares of the Company's Common Stock, $0.001 par value (including 900,000 shares to cover over-allotments, if any) (the "Shares"), (ii) up to 4,600,000 shares of __% Convertible Preferred Securities, Remarketable Term Income Deferrable Equity Securities of the Trust (including 600,000 shares to cover over-allotments, if any) (the "HIGH TIDES"), (iii) the __% Convertible Subordinated Debentures due 2029 of the Company (the "Convertible Subordinated Debentures"), (iv) the shares of Common Stock, $0.001 par value, of the Company issuable upon the conversion of the HIGH TIDES and the Convertible Subordinated Debentures (the "Underlying Common Stock") and (v) the Preferred Securities Guarantee of the Company for the benefit of the holders of the HIGH TIDES (the "Guarantee").

        The HIGH TIDES will be issued pursuant to the Amended and Restated Declaration of Trust of Calpine Capital Trust (the "Trust Agreement") among the Company, as Depositor and Debenture Issuer, The Bank of New York, as Delaware Trustee and Property Trustee, and Peter Cartwright, Ann B. Curtis and Thomas R. Mason, as Administrative Trustees. The proceeds from the sale by the Trust of the HIGH TIDES will be invested in the Convertible Subordinated Debentures, which will be issued pursuant to an Indenture (the "Indenture") among the Company and The Bank of New York, as Trustee (the "Trustee").

        This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

        In connection with this opinion letter, we have examined the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or advisable for purposes of this opinion letter, including the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and


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Calpine Corporation                                             October 25, 1999
                                                                          Page 2


the Convertible Subordinated Debentures and the Company's delivery of the Guarantee.

        In our examination and review we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions hereinafter expressed which we did not independently establish or verify, we have relied without investigation upon certificates, statements and representations of representatives of the Company. Regarding documents executed by parties other than the Company, we have assumed (i) that each such other party had the power to enter into and perform all its obligations thereunder,
(ii) the due authorization, execution and delivery of such documents by each such party, and (iii) that such documents constitute the legal, valid, binding and enforceable obligations of each such party.

        This opinion relates solely to the laws of the State of New York, the General Corporation Law of the State of Delaware and the applicable laws of the United States, and we express no opinion with respect to the effect or applicability of any other jurisdiction.

        Based on such review as described above and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

               1. The Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable;

               2. The Convertible Subordinated Debentures have been duly authorized, and, when duly executed by the Company and duly authenticated by the Trustee in accordance with the provisions of the Indenture, will constitute valid and legally binding obligations of the Company;

               3. The Guarantee has been duly authorized, and, upon due execution, authentication and delivery of the Guarantee by or on behalf of the Company, the Guarantee will constitute a valid and binding obligation of the Company; and

               4. The Underlying Common Stock has been duly authorized, and if, as and when issued upon conversion of the HIGH TIDES and the Convertible Subordinated Debentures in accordance with the terms of the Trust Agreement and the Indenture (as amended and supplemented through the date of issuance), will be legally issued, fully paid and nonassessable.

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Calpine Corporation                                             October 25, 1999
                                                                Page 3

        The opinions rendered above relating to the enforceability of the Convertible Subordinated Debentures and the Guarantee are subject to the following exceptions, limitations and qualifications:

               (a) The enforceability of the obligations of the company under the Convertible Subordinated Debentures and the Guarantee may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer and other similar laws affecting the rights of creditors generally; and (ii) general equitable principles (whether relief is sought in a proceeding at law or in equity), including, without limitation, concepts or materiality, reasonableness, good faith, and fair dealing.

               (b) We express no opinion as to provisions of the Convertible Subordinated Debentures and the Guarantee purporting to establish an evidentiary standard or to authorize conclusive determinations by any party thereto or any other person or allowing any party thereto or any other person to make determinations in its sole discretion.

               (c) We also express no opinion as to: (i) the enforceability of any provisions of the Convertible Subordinated Debentures and the Guarantee pursuant to which the Company agrees to make payments without set-off, defense or counterclaim; (ii) the enforceability of provisions relating to indemnification, contribution or exculpation, to the extent any such provision is contrary to public policy or prohibited by law (including, without limitation, federal and state securities laws); (iii) any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens, in connection with any litigation arising out of or pertaining to the Convertible Subordinated Debentures and the Guarantee; (iv) any provision contained in the Convertible Subordinated Debentures and the Guarantee purporting to waive either illegality as a defense to the performance of contract obligations or any other defense to such performance which cannot, as a matter of law, be effectively waived; (v) any provision of the Convertible Subordinated Debentures and the Guarantee permitting modification thereof only by means of an agreement in writing signed by the parties thereto; (vi) any provision of the Convertible Subordinated Debentures and the Guarantee requiring payment of attorneys' fees, except to the extent a court determines such fees to be reasonable; or (vii) the effect of the law of any jurisdiction other than the State of New York which limits the rates of interest legally chargeable or collectible.

               (d) You should be aware that under applicable New York law a number of statutory and common law rights and protections exist in favor of guarantors. We express no opinion herein as to the enforceability of any waivers and other provisions of the Guarantee which purport to waive or alter rights provided to the Guarantor by statute or judicial decision.

        We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in each prospectus which is part of the registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the Rules and Regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.


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Calpine Corporation                                             October 25, 1999
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        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares, the Convertible Subordinated Debentures, the Guarantee or the Underlying Common Stock.

                                            Very truly yours,

                                            /s/ Brobeck, Phleger & Harrison LLP

                                            BROBECK, PHLEGER & HARRISON LLP